                                                                  EXHIBIT 23.3



                            CONSENT OF LOUIS CALDERA


        The undersigned hereby consents to being named in, and to the manner in which such name, biography, and other information with respect to the undersigned, appears in the Registration Statement on Form S-1 (Registration No. 333-3790) as filed with the Securities and Exchange Commission, and any amendments or supplements thereto.


                                                 /s/     LOUIS CALDERA
                                                -------------------------------
                                                         Louis Caldera

Dated:  May 28, 1996